                                                                    Exhibit 19.1

                         INFOSYS TECHNOLOGIES LIMITED

              Report for the nine months ended December 31, 2000




                               [LOGO OF INFOSYS]

At a glance - Indian GAAP
--------------------------------------------------------------------------------
                                            Rs. in crores, except per share data

-----------------------------------------------------------------------------------------------------------------------
                                                        Quarter ended           Nine months ended          Year ended
                                                         December 31               December 31         March 31, 2000
                                                   --------------------------------------------------
                                                           2000        1999         2000         1999
-----------------------------------------------------------------------------------------------------------------------
For the period

Total revenue                                            551.54      233.52      1387.86       635.47          921.46
Export revenue                                           529.24      224.41      1321.56       598.10          869.70
Operating Profit (PBIDT)                                 218.85       98.47       567.60       262.33          378.88
Profit after tax (PAT) from ordinary activities          166.33       73.79       441.64       200.10          285.95
PBIDT as a percentage of total revenue                    39.68%      42.17%       40.90%       41.28%          41.12%
PAT (from ordinary activities) as a percentage of
total revenue                                             30.16%      31.60%       31.82%       31.49%          31.03%
Earnings per share (from ordinary activities)*            25.14       11.16        66.76        30.25           43.23
Dividend per share                                           NA          NA         2.50         1.50            4.50
Dividend amount                                              NA          NA        16.54         9.92           29.76
Capital investment                                       125.16       46.98       325.01       106.74          159.87

At the end of the period

Total assets                                                                     1261.09       761.26          833.30
Fixed assets-net                                                                  457.23       172.92          207.34
Cash and equivalents                                                              517.75       464.43          508.37
Working capital                                                                   767.54       587.58          612.13
Total debt                                                                            --           --              --
Net worth                                                                        1261.09       761.26          833.30
Equity                                                                             33.08        33.07           33.08
Market capitalization                                                          37,667.93    47,843.98       59,338.17

Note:
Market capitalization is calculated by considering the Indian market price for shares outstanding at the period / year end.

* EPS figures have been calculated for the period and have not been annualized.

Export Revenue
Rs. in crores

 Year ended                   Nine months ended       Nine months ended
Mar. 31, 2000                   Dec. 31, 1999           Dec. 31, 2000

   869.69                          598.10                  1,321.56


Total Revenue
Rs. in crores

 Year ended                    Nine months ended       Nine months ended
Mar. 31, 2000                    Dec. 31, 1999           Dec. 31, 2000

    921.46                          635.46                  1,387.85


Net Profit
Rs. in crores

 Year ended                    Nine months ended       Nine months ended
Mar. 31, 2000                    Dec. 31, 1999           Dec. 31, 2000

   285.94                            200.10                  441.64

Letter to the shareholders
--------------------------------------------------------------------------------

Dear shareholders:

We are pleased to report on another strong quarter. Under Indian GAAP, revenues grew by 136% over Q3FY2000 while net profits witnessed an increase of 125%. Net of separations, we added 985 employees in the quarter -- highlighting the continued vigorous growth in our business. A key driver of this performance is the de-risked nature of the Infosys business model. Prudent risk management policies, strong processes to monitor various risk factors, and a focus on diversification continue to guide our business strategy. Our strong relationships with Fortune 1000 corporations, our in-depth understanding of their decision cycles, and our track record of customer satisfaction enabled us to maintain topline predictability while ceaselessly improving overall revenue productivity.

As transformation partners to traditional economy corporations, we help them build next-generation information infrastructure for the new economy. In light of the talk of a slowdown in the US economy, we recently polled many of our large clients and believe that IT spending trends in these organizations will work in our favor. Further, we are encouraged by the intentions of most of our clients to expand the scope of their relationship with Infosys in the years to come. We continue to focus on long-term symbiotic partnerships -- evidenced by our repeat business rate of 83.4% in the quarter.

We added 26 new clients this quarter, the majority of them from the Fortune 1000 space. Significant wins include Providian, the fifth-largest bankcard provider in the US; The Bank of Nova Scotia, a leading global financial institution headquartered in Canada; Fairfax Financial Services, a leading financial-services-holding company; Suncorp Metway, Australia's sixth-largest bank and seventh largest general insurance company; Schlumberger, a leading international technical company; The Business Depot Limited, a leading office supplies company; and Dynegy Inc., a leading provider of energy and communications solutions. In the communications segment, we undertook cutting-edge projects for Cisco, the worldwide leader in networking for the Internet; Nortel Networks, a global Internet and communications leader; and Lucent Technologies, a leading provider of broadband and mobile Internet infrastructure. Further, in order to supplement our expertise in working with large corporations, we continued to work with high-quality venture-funded companies in order to garner expertise in high-potential technology areas such as wireless, broadband and optical networking.

EC Cubed Inc., a US-based provider of B2B e-commerce solutions, in which Infosys had made a strategic investment, filed for liquidation during the quarter. In line with our conservative reporting policies, pending the conclusion of liquidation proceedings, we have fully provided for this investment and for receivables from this client in our income statement for the quarter. Our investments continue to be key to Infosys' strategic objectives of gaining access to niche technologies and markets. We have recently evaluated our other investments and are comfortable with them.

We continued to globalize our operations -- our proximity development center in Chicago became operational during the quarter, as did our marketing office in Paris. Our Infosys City facility in Bangalore was formally inaugurated this quarter and includes a world-class customer care center. We continue to build capacity in our other development centers in India and abroad.

During the quarter, Infosys was ranked No. 1 in a survey by Hewitt Associates and Business Today on the best companies to work for in India. A hundred and fifty five organizations spanning several industries participated in this study. The Far Eastern Economic Review rated Infosys as the No. 1 company in India in the Review 200, an annual survey of Asia's leading companies. Infosys became the first IT company to win the IMC Ramkrishna Bajaj National Quality Award and was also judged by the Financial Technology Asia Magazine as the Best Regional Software House. The BankAway product from Infosys won the CSI-Wipro award for the Best Packaged Application for the Year 2000.

We inducted Dr. Omkar Goswami, Chief Economist to the Confederation of Indian Industry, and Sen. Larry Pressler, Former Senator, US Senate, and presently Attorney and Senior Partner, O'Connor and Hannan LLP, onto the board of directors. During the quarter, V. Balakrishnan, Associate Vice President - Finance, took up additional responsibilities as Company Secretary. On your behalf, we wish them the very best and also extend our appreciation to our fellow Infoscions who contributed to yet another successful quarter in our history.

                                                  Sd.                       Sd.
Bangalore                          Nandan M. Nilekani     N. R. Narayana Murthy
January 9, 2001      Managing Director, President and              Chairman and
                              Chief Operating Officer   Chief Executive Officer

Auditors' report to the members of Infosys Technologies Limited
--------------------------------------------------------------------------------

We have audited the attached Balance Sheet of Infosys Technologies Limited (the Company) as at December 31, 2000 and the Profit and Loss Accounts of the Company for the nine-month period and quarter ended on that date, annexed thereto, and report that:

1 As required by the Manufacturing and Other Companies (Auditor's Report) Order, 1988, issued by the Company Law Board in terms of Section 227(4A) of the Companies Act, 1956, we enclose in the Annexure a statement on the matters specified in paragraphs 4 and 5 of the said Order.


2    Further to our comments in the Annexure referred to in paragraph 1 above:

     (a) we have obtained all the information and explanations which to the best of our knowledge and belief were necessary for the purpose of our audit;

     (b) in our opinion, proper books of account as required by law have been kept by the Company so far as appears from our examination of these books;

     (c) the Balance Sheet and Profit and Loss Accounts dealt with by this report are in agreement with the books of account;

     (d) in our opinion, the Balance Sheet and Profit and Loss Accounts dealt with by this report are prepared in compliance with the accounting standards referred to in Section 211(3C) of the Companies Act, 1956, to the extent applicable;

     (e) in our opinion and to the best of our information and according to the explanations given to us, the said accounts give the information required by the Companies Act, 1956, in the manner so required and give a true and fair view:

          (i) in the case of the Balance Sheet, of the state of affairs of the Company as at December 31, 2000; and

          (ii) in the case of the Profit and Loss Accounts, of the profit for the nine-month period and quarter ended on that date.

3 We have also examined the attached Cash Flow Statements of the Company for the nine-month and quarter ended December 31, 2000. The Statements have been prepared by the Company in accordance with the requirements of Clause 32 of the listing agreements entered into with the Stock Exchanges.

                                                         for Bharat S Raut & Co.
                                                           Chartered Accountants

Bangalore                                                     Balaji Swaminathan
January 9, 2001                                                          Partner

Balance Sheet as at
--------------------------------------------------------------------------------
                                                                          in Rs.

------------------------------------------------------------------------------------------------------------------------
                                                                  Dec 31, 2000         Dec 31, 1999        Mar 31, 2000
------------------------------------------------------------------------------------------------------------------------
SOURCES OF FUNDS

SHAREHOLDERS' FUNDS
Share capital                                                     33,07,64,335         33,06,95,500        33,07,55,000
Reserves and surplus                                            1228,01,09,686        728,18,83,990       800,22,73,248
------------------------------------------------------------------------------------------------------------------------
                                                                1261,08,74,021        761,25,79,490       833,30,28,248
========================================================================================================================
APPLICATION OF FUNDS

FIXED ASSETS
Gross block                                                      504,18,02,852        232,93,48,993       284,03,05,143
Less: Depreciation                                               207,06,98,673        116,24,08,642       133,65,20,594
------------------------------------------------------------------------------------------------------------------------
Net block                                                        297,11,04,179        116,69,40,351       150,37,84,549
Add: Capital work-in-progress                                    160,11,55,758         56,23,06,951        56,96,03,505
------------------------------------------------------------------------------------------------------------------------
                                                                 457,22,59,937        172,92,47,302       207,33,88,054

INVESTMENTS                                                       36,32,53,429            75,48,469        13,83,48,469

CURRENT ASSETS, LOANS AND ADVANCES
Sundry debtors                                                   303,96,24,611        138,35,95,210       136,17,81,253
Cash and bank balances                                           365,07,68,672        395,23,42,087       431,79,35,730
Loans and advances                                               355,39,12,507        178,21,08,869       210,12,77,161
------------------------------------------------------------------------------------------------------------------------
                                                                1024,43,05,790        711,80,46,166       778,09,94,144

Less: Current liabilities                                        148,35,86,795         57,84,73,154        67,15,06,459
           Provisions                                            108,53,58,340         66,37,89,293        98,81,95,960
------------------------------------------------------------------------------------------------------------------------
NET CURRENT ASSETS                                               767,53,60,655        587,57,83,719       612,12,91,725
------------------------------------------------------------------------------------------------------------------------
                                                                1261,08,74,021        761,25,79,490       833,30,28,248
========================================================================================================================

This is the Balance Sheet referred
to in our report of even date.

for Bharat S Raut & Co.
Chartered Accountants

Balaji Swaminathan                      N. R. Narayana Murthy         Nandan M. Nilekani                    Deepak M. Satwalekar
Partner                                 Chairman and                  Managing Director, President and      Director
                                        Chief Executive Officer       Chief Operating Officer

Ramesh Vangal                           Marti G. Subrahmanyam         Philip Yeo                            Jitendra Vir Singh
Director                                Director                      Director                              Director

Omkar Goswami                           S. Gopalakrishnan             K. Dinesh                             S. D. Shibulal
Director                                Deputy Managing Director      Director                              Director

T. V. Mohandas Pai                      Phaneesh Murthy               Srinath Batni                         V. Viswanathan
Director and Chief Financial Officer    Director                      Director                              Company Secretary

Bangalore
January 9, 2001

Profit and Loss Accounts for the

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                             in Rs.
-----------------------------------------------------------------------------------------------------------------------------------
                                                           Quarter ended                  Nine months ended            Year ended
                                                  -----------------------------------------------------------------
                                                     Dec 31, 2000    Dec 31, 1999    Dec 31, 2000     Dec 31, 1999    Mar 31, 2000
-----------------------------------------------------------------------------------------------------------------------------------
INCOME

Software development services and products
   Overseas                                         529,24,01,389   224,40,92,531   1321,55,65,725   598,10,25,956   869,69,80,931
   Domestic                                           7,82,82,900     2,00,37,227     17,13,76,490     6,87,97,826    12,62,56,042
Other income                                         14,47,31,965     7,11,00,819     49,16,27,114    30,48,32,499    39,14,11,095
-----------------------------------------------------------------------------------------------------------------------------------
                                                    551,54,16,254   233,52,30,577   1387,85,69,329   635,46,56,281   921,46,48,068
===================================================================================================================================

EXPENDITURE

Software development expenses                       273,14,49,717   117,78,46,621    688,98,50,133   320,04,95,341   466,26,84,578
Administration and other expenses                    46,46,66,367    17,27,30,083    118,19,38,434    46,26,00,508    69,48,50,282
Provision for contingencies                                    --              --               --     3,33,00,000     3,33,00,000
Provision for e-inventing the company                          --              --               --     3,50,00,000     3,50,00,000
Provision for investment                             13,08,00,000              --     13,08,00,000              --              --
-----------------------------------------------------------------------------------------------------------------------------------
                                                    332,69,16,084   135,05,76,704    820,25,88,567   373,13,95,849   542,58,34,860

Operating profit (PBIDT)                            218,85,00,170    98,46,53,873    567,59,80,762   262,32,60,432   378,88,13,208

Interest                                                       --              --               --              --              --
Depreciation                                         33,01,92,680    14,47,99,080     74,99,31,944    34,52,40,998    53,23,27,389

Profit before tax and extraordinary items           185,83,07,490    83,98,54,793    492,60,48,818   227,80,19,434   325,64,85,819
Provision for tax - earlier periods                            --        6,00,000      1,40,00,000       23,00,000       24,00,000
                  - current period                   19,50,00,000    10,14,00,000     49,56,00,000    27,47,00,000    39,46,00,000
Profit after tax before extraordinary items         166,33,07,490    73,78,54,793    441,64,48,818   200,10,19,434   285,94,85,819
Effect of extraordinary item - provision no longer
required                                                       --              --               --              --     7,56,70,846
Extraordinary income (net of tax)                              --              --      5,49,44,000              --              --
Net profit after tax and extraordinary items        166,33,07,490    73,78,54,793    447,13,92,818   200,10,19,434   293,51,56,665
-----------------------------------------------------------------------------------------------------------------------------------
AMOUNT AVAILABLE FOR APPROPRIATION                  166,33,07,490    73,78,54,793    447,13,92,818   200,10,19,434   293,51,56,665
-----------------------------------------------------------------------------------------------------------------------------------
Dividend

   Interim                                                     --              --     16,53,78,418     9,92,08,200     9,92,08,200
   Final                                                       --              --               --              --    19,84,18,210
   Dividend Tax                                                --              --      3,63,83,252     1,09,12,902     3,27,38,905
Amount transferred - general reserve                           --              --               --              --   260,47,91,350
-----------------------------------------------------------------------------------------------------------------------------------
Balance in Profit & Loss Account                    166,33,07,490    73,78,54,793    426,96,31,148   189,08,98,332               -
-----------------------------------------------------------------------------------------------------------------------------------
                                                    166,33,07,490    73,78,54,793    447,13,92,818   200,10,19,434   293,51,56,665
===================================================================================================================================

These are the Profit & Loss Accounts referred to in our report of even date, for Bharat S Raut & Co.

Chartered Accountants
Balaji Swaminathan                   N. R. Narayana Murthy     Nandan M. Nilekani            Deepak M. Satwalekar
Partner                              Chairman and              Managing Director, President  Director
                                     Chief Executive Officer   and Chief Operating Officer

Ramesh Vangal                        Marti G. Subrahmanyam     Philip Yeo                    Jitendra Vir Singh
Director                             Director                  Director                      Director

Omkar Goswami                        S. Gopalakrishnan         K. Dinesh                     S. D. Shibulal
Director                             Deputy Managing Director  Director                      Director

T. V. Mohandas Pai                   Phaneesh Murthy           Srinath Batni                 V. Viswanathan
Director and Chief Financial         Director                  Director                      Company Secretary
Officer
Bangalore
January 9, 2001

Schedules to the Profit and Loss Accounts for the

----------------------------------------------------------------------------------------------------------------------------
                                                                                                                     in Rs.
----------------------------------------------------------------------------------------------------------------------------
                                                         Quarter ended               Nine months ended           Year ended
                                                   -------------------------------------------------------------------------
                                                   Dec 31, 2000   Dec 31, 1999    Dec 31, 2000  Dec 31, 1999   Mar 31, 2000
----------------------------------------------------------------------------------------------------------------------------
OTHER INCOME

Interest received on deposits with banks and
others                                             10,68,10,037    6,87,87,893    27,26,13,143  18,98,10,230   26,68,79,106
(Tax deducted at source Rs. 1,43,43,030, Rs.
49,08,629,
Rs. 2,54,72,210, Rs. 1,01,56,924 and Rs.
1,67,51,195 respectively)
Sale of special import licenses                              --      72,35,156        6,77,431   2,02,31,549    2,02,31,549
Miscellaneous income                                  34,73,009      12,03,605     1,28,90,220     31,57,854      49,73,365
Exchange differences *                              3,44,48,919    (61,25,835)    20,54,46,320   9,16,32,866    9,93,27,075
----------------------------------------------------------------------------------------------------------------------------
                                                   14,47,31,965    7,11,00,819    49,16,27,114  30,48,32,499   39,14,11,095
============================================================================================================================
*  arising on translation of foreign currency deposits maintained abroad includes a realized gain of Rs. 1,52,33,885 and
Rs. 5,06,25,885 during the quarter and nine months ended  December 31, 2000 (prior periods / year : Rs. nil).

SOFTWARE DEVELOPMENT EXPENSES

Salaries and bonus including overseas staff
expenses                                          188,63,43,160   81,15,35,725   478,65,24,542 213,58,96,745  307,54,46,295
Staff welfare                                       2,18,73,891    1,20,75,533     5,42,85,756   3,17,77,904    4,93,07,308
Contribution to provident and other funds           8,82,04,890    3,83,57,945    25,75,56,485   9,93,25,259   22,08,36,923
Foreign travel expenses                            44,02,57,051   20,19,68,835   110,14,10,530  57,55,38,493   84,09,02,293
Consumables                                         2,11,69,196      59,07,518     4,06,76,271   1,65,15,050    2,70,06,251
Cost of software packages
   for own use                                      8,11,32,780    4,42,89,192    27,91,17,606  13,71,43,852   16,53,57,382
   for banking product                              2,45,17,799      15,50,489     3,78,29,076     56,15,548    2,84,48,397
Computer maintenance                                2,00,03,268    1,46,47,267     4,71,14,556   2,47,25,626    3,27,43,350
Communication expenses                             11,01,43,134    3,94,21,621    20,96,26,522  13,41,81,710   17,31,23,718
Consultancy charges                                 2,71,97,534      58,12,786     5,70,53,217   1,98,99,290    2,85,50,034
Provision for post-sales client support             1,06,07,014      22,79,710     1,86,55,572   1,98,75,864    2,09,62,627
----------------------------------------------------------------------------------------------------------------------------
                                                  273,14,49,717  117,78,46,621   688,98,50,133 320,04,95,341  466,26,84,578
============================================================================================================================

ADMINISTRATION AND OTHER EXPENSES

Traveling and conveyance                            5,03,33,615    2,12,19,985    12,73,73,079   4,83,98,364    7,68,26,394
Rent                                                4,48,41,073    2,94,91,308    11,43,78,110   7,37,30,739   10,34,93,593
Telephone charges                                   3,68,91,306    1,34,11,165    10,19,81,069   3,80,10,382    5,93,95,252
Professional charges                                5,05,13,391    2,12,23,219    11,47,21,141   5,07,17,048    7,55,68,079
Office maintenance                                  2,93,12,737    1,50,73,562     8,60,34,491   3,32,62,319    5,81,01,381
Brand building                                      2,47,18,294      47,97,411     7,48,95,563     47,97,411      99,17,816
Provision for bad and doubtful debts                7,26,85,587      25,07,614    12,18,80,048   2,15,50,851      94,03,099
Power and fuel                                      3,35,13,263    1,24,49,207     7,93,39,269   3,25,57,317    5,01,41,466
Printing and stationery                             1,15,13,158      59,54,552     4,76,37,455   2,13,46,379    2,76,70,902
Donations                                           1,49,59,500      80,00,000     4,77,68,563   2,21,86,367    3,49,27,871
Advertisements                                      1,37,18,952      (1,69,062)    4,25,94,491   1,10,67,865    2,12,41,343
Marketing expenses                                    98,00,148      99,89,474     3,26,51,683   2,30,42,736    3,14,93,837
Repairs to building                                 1,11,35,584      17,62,336     2,52,18,521     57,67,172    1,13,44,232
Insurance charges                                   1,07,21,154      87,73,960     2,32,87,345   1,78,04,591    2,41,35,289
Rates and taxes                                        7,42,710      19,31,644     1,05,85,709     76,75,290    1,03,80,848
Postage and courier                                   56,07,009      33,70,815     1,52,13,860     95,70,551    1,37,56,638
Commission charges                                    33,82,901      15,94,215     1,24,08,622     50,79,015      64,70,454
Books and periodicals                                 32,48,425      13,34,638     1,21,62,970     34,83,388      77,13,886
Repairs to plant and machinery                        82,15,361      21,39,787     1,55,99,302     62,89,049      84,12,905
Research grants                                       25,00,000      37,50,000       75,00,000     62,50,000    1,03,00,000
Bad debts written off                                        --             --       27,70,254            --    1,59,20,938
Bank charges and commission                           33,25,944       9,67,665       42,50,287     27,30,597      42,21,668
Bad loans and advances written off                       11,891             --          11,891      3,46,577       3,13,050
Auditor's remuneration
   - audit fees                                        4,45,500       4,46,250       13,38,750     13,38,750      17,85,000
   - certification charges                                   --             --              --            --       2,00,000
   - other services                                          --             --              --            --       4,50,000
   - out-of-pocket expenses                              50,000         50,000        1,50,000      1,50,000       2,00,000
Freight                                               21,33,762       4,43,453       43,63,988     17,60,484      23,84,003
Membership and participation fee                    1,28,00,739       7,83,132     2,41,80,298     37,02,506      80,12,040
Other miscellaneous expenses                          75,44,363      14,33,753     3,16,41,675     99,84,760    1,06,68,298
----------------------------------------------------------------------------------------------------------------------------
                                                   46,46,66,367   17,27,30,083   118,19,38,434  46,26,00,508   69,48,50,282
============================================================================================================================

1. Significant accounting policies and notes on accounts
--------------------------------------------------------------------------------

     Company overview

     Infosys Technologies Limited ("Infosys" or "the company") is a publicly held company providing information technology ("IT") solutions principally to Fortune 1000 and emerging new economy companies. Infosys' range of services includes IT consulting, IT architecture, application development, e-commerce and Internet consulting, and software maintenance. In addition, the company develops and markets certain software products. Headquartered in Bangalore, India, Infosys has 17 state-of-the-art offshore software development facilities located throughout India that enables it to provide high quality, cost-effective services to clients in a resource-constrained environment. The company also maintains offices in North America, Europe and Asia.

1.1  Significant accounting policies

     1.1.1     Basis of preparation of financial statements

     The financial statements are prepared under the historical cost convention, in accordance with Indian Generally Accepted Accounting Principles ("GAAP") comprising the accounting standards issued by the Institute of Chartered Accountants of India and the provisions of the Companies Act, 1956, as adopted consistently by the company. All income and expenditure having a material bearing on the financial statements are recognized on the accrual basis. The preparation of the financial statements in conformity with GAAP requires that the management of the company ("Management") make estimates and assumptions that affect the reported amounts of revenue and expenses of the period, reported balances of assets and liabilities and disclosures relating to contingent assets and liabilities as of the date of the financial statements. Examples of such estimates include expected contract costs to be incurred to complete software development, provision for doubtful debts, future obligations under employee retirement benefit plans and the useful lives of fixed assets. Actual results could differ from those estimates.

     1.1.2     Revenue recognition

     Revenue from software development on time-and-materials contracts is recognized based on software developed and billed to clients as per the terms of specific contracts. On fixed-price contracts, revenue is recognized based on milestones achieved as specified in the contracts on the percentage-of-completion basis. Revenue from rendering Annual Technical Services ("ATS") is recognized proportionately over the period in which services are rendered. Revenue from the sale of licenses for the use of software applications is recognized on transfer of the title in the user license. Interest on deployment of surplus funds is recognized using the time-proportion method, based on interest rates implicit in the transaction. Dividend income is recognized when the right to receive dividend is established. Revenue from the sale of special import licenses is recognized when the licenses are transferred.

     1.1.3     Expenditure

     The cost of software purchased for use in software development and services is charged to revenue in the year the software is acquired. Project costs in the nature of salaries, travel and other expenses incurred on fixed price contracts, where milestones are yet to be reached are classified as "Costs in excess of billings" in the balance sheet. Provisions are made for all known losses and liabilities. Provisions are made for future unforeseeable factors that may affect the profit on fixed-price software development contracts. Provisions are made towards likely expenses for providing post-sales client support on fixed-price contracts. The leave encashment liability of the company is provided on the basis of an actuarial valuation.

     1.1.4     Fixed assets

     Fixed assets are stated at cost, after reducing accumulated depreciation until the date of the balance sheet. Direct costs are capitalized until the assets are ready for use and include financing costs relating to any specific borrowing attributable to the acquisition of the fixed assets.

     1.1.5     Capital work-in-progress

     Advances paid to acquire fixed assets and the cost of assets not put to use before the period-end, are disclosed under capital work-in-progress.

     1.1.6     Depreciation

     Depreciation on fixed assets is determined using the straight-line method based on useful lives of assets as estimated by Management. Depreciation for assets purchased/ sold during the period is proportionately charged. Individual assets acquired for less than Rs. 5,000 are entirely depreciated in the year of acquisition. Management estimates the useful lives for the various fixed assets as follows:

      --------------------------------------------------------------------------
      Buildings                                                        15 years
      Plant and machinery                                               5 years
      Computer equipment                                              2-5 years
      Furniture and fixtures                                            5 years
      Vehicles                                                          5 years
      --------------------------------------------------------------------------

     1.1.7     Retirement benefits to employees

     1.1.7a    Gratuity

     In accordance with the Payment of Gratuity Act, 1972, Infosys provides for gratuity, a defined benefit retirement plan (the "Gratuity Plan") covering eligible employees. The Gratuity plan provides a lump sum payment to vested employees at retirement, death or termination of employment, of an amount based on the respective employee's salary and the years of employment with the company. The company established the Infosys Technologies Limited Employees' Gratuity Fund Trust (the "Trust") in 1997, until which the company made contributions to a gratuity plan managed by the Life Insurance Corporation of India. Liabilities with regard to the Gratuity Plan are determined by actuarial valuation, based upon which, the company contributes to the Trust. Trustees administer the contributions made to the Trust. The funds contributed to the Trust are invested in specific designated securities as mandated by law and generally comprise central and state government bonds and debt instruments of government-owned corporations.

     1.1.7b    Superannuation

     Apart from being covered under the Gratuity Plan described above, certain employees of Infosys are also participants of a defined contribution plan. The company makes monthly contributions to the superannuation plan (the "Plan") based on a specified percentage of each covered employee's salary. The company has no further obligations under the Plan beyond its monthly contributions.

     1.1.7c    Provident fund

     In addition to the above benefits, eligible employees receive benefits from a provident fund, which is a defined contribution plan. Both the employee and the company make monthly contributions to this provident fund plan equal to a specified percentage of the covered employee's salary.
     Infosys established a Provident Fund Trust in 1996 to which a part of the contributions are made each month. Prior thereto, the company made contributions to the provident fund plan administered by the Government of India. The remainders of the contributions are made to the Government administered provident fund. The company has no further obligations under the provident fund plan beyond its monthly contributions.

     1.1.8     Research and development

     Revenue expenditure incurred on research and development is charged off as incurred. Capital expenditure incurred on research and development is depreciated over the estimated useful lives of the related assets.

     1.1.9     Foreign currency transactions

     Sales made to overseas clients and collections deposited in foreign currency bank accounts are recorded at the exchange rate as of the date of the respective transactions. Expenditure in foreign currency is accounted at the exchange rate prevalent when such expenditure is incurred. Disbursements made out of foreign currency bank accounts are reported at a rate that approximates the actual monthly rate. Exchange differences are recorded when the amount actually received on sales or actually paid when expenditure is incurred is converted into Indian Rupee. The exchange differences arising on foreign currency transactions are recognized as income or expense in the period in which they arise.
     Fixed assets purchased at overseas offices are recorded at cost, based on the exchange rate as of the date of purchase. The charge for depreciation is determined as per the company's accounting policy. Current assets and current liabilities denominated in foreign currency are translated at the exchange rate prevalent at the date of the balance sheet. The resulting difference is also recorded in the profit and loss account. In the case of forward contracts, the difference between the forward rate and the exchange rate on the date of the transaction is recognized as income or expense over the life of the contract.

     1.1.10    Investments

     Trade investments refer to the investments made with the aim of enhancing the company's business interests in software development and services. The investments are classified as current investments or long-term investments. Current investments are carried at the lower of cost and fair value. Cost for overseas investments comprises the Indian Rupee value of the consideration paid for the investment. Provisions are recorded for any decline in the carrying value as of the balance sheet date.
     Long-term investments are carried at cost and provisions recorded to recognize any decline, other than temporary, in the carrying value of such investment. The investment in the subsidiary is accounted on the cost method, whereby, the investment is carried at cost and the company recognizes only dividends received from the subsidiary as income in the profit and loss account. Provisions are recorded to recognize any decline, other than temporary, in the carrying value of the investment.

     1.1.11    Income tax

     Provision is made for income tax annually based on the tax liability computed after considering tax allowances and exemptions. Provisions are recorded as considered appropriate for matters under appeal due to disallowances or for other reasons.

1.2       Notes on accounts

     The previous period's figures have been recast / restated, wherever necessary, to conform to the current period's classification.

     1.2.1    Capital commitments and contingent liabilities

         a. The estimated amount of contracts remaining to be executed on capital account, and not provided for (net of advances) is Rs. 122,65,64,426 as at December 31, 2000. The amount of such contracts as at December 31, 1999 was Rs. 69,54,19,558 and as at March 31, 2000 was Rs. 80,31,29,007.

         b. The company has outstanding guarantees and counter guarantees of Rs. 5,24,55,000 as at December 31, 2000, to various banks, in respect of the guarantees given by the banks in favor of various government authorities. The guarantees and counter guarantees outstanding as at December 31, 1999 were Rs. 1,58,84,263 and as at March 31, 2000 were Rs. 5,26,30,000.

         c. Claims against the company, not acknowledged as debts, amounted to Rs. 8,75,532 as at December 31, 2000. Such claims, as at December 31, 1999 were Rs. 17,91,814 and as at March 31, 2000 were Rs.
              32,89,661.

     1.2.2    Quantitative details

     The company is engaged in the development and maintenance of computer software. The production and sale of such software cannot be expressed in any generic unit. Hence, it is not possible to give the quantitative details of sales and certain information as required under paragraphs 3, 4C and 4D of part II of Schedule VI to the Companies Act, 1956.

     1.2.3 Managerial remuneration paid to the chairman, managing director and whole-time directors in Rs.
    ----------------------------------------------------------------------------------------------------------------
                                          Three months ended Dec 31,       Nine months ended             Year ended
                                                                                Dec 31,                     Mar 31,
                                       -----------------------------------------------------------------------------
                                                 2000*           1999         2000*          1999              2000
    ----------------------------------------------------------------------------------------------------------------
     Salary                                  44,28,013       9,73,800   1,10,70,522     29,21,400         38,00,059
     Contribution to provident fund and
      other funds                             4,79,325       3,09,780     13,49,791      9,29,340         12,08,855
     Perquisites                             62,31,308      11,19,870     80,59,982     26,98,239         37,32,482
    ----------------------------------------------------------------------------------------------------------------

     * includes the remuneration paid to three directors who were co-opted into the board on May 27, 2000.

     1.2.4    Managerial remuneration paid to non-whole-time directors

                                                                                                             in Rs.
     ---------------------------------------------------------------------------------------------------------------
                                          Three months ended Dec 31,       Nine months ended             Year ended
                                                                                Dec 31,                     Mar 31,
                                         ---------------------------------------------------------------------------
                                                  2000           1999          2000          1999              2000
     ---------------------------------------------------------------------------------------------------------------
     Commission                                     --             --            --            --         48,17,800
     Sitting fees                               40,000         34,000      1,77,000        78,000            92,000
     Reimbursement of expenses                1,99,558       4,45,123      6,98,232      9,01,728         10,13,703
     ---------------------------------------------------------------------------------------------------------------

     1.2.5    Imports on the Cost, Insurance and Freight basis

                                                                                                             in Rs.
     ---------------------------------------------------------------------------------------------------------------
                                              Three months ended           Nine months ended             Year ended
                                                   Dec 31,                      Dec 31,                     Mar 31,
                                         ---------------------------------------------------------------------------
                                                  2000           1999          2000          1999              2000
     ---------------------------------------------------------------------------------------------------------------
     Capital goods                        33,87,91,131    7,31,57,517  77,08,00,573  22,70,52,455      37,47,31,691
     Software packages                       64,03,627      20,60,167   1,56,42,543   2,28,66,965       2,54,95,652
     ---------------------------------------------------------------------------------------------------------------

     1.2.6    Expenditure in foreign currency (on the payments basis)

                                                                                                             in Rs.
     ---------------------------------------------------------------------------------------------------------------
                                                 Three months ended        Nine months ended             Year ended
                                                       Dec 31,                  Dec 31,                     Mar 31,
                                         ---------------------------------------------------------------------------
                                                  2000           1999          2000          1999              2000
     ---------------------------------------------------------------------------------------------------------------
     Travel expenses                      33,61,54,345   18,62,06,010  79,26,44,748  49,97,76,870      70,29,13,532
     Professional charges                  4,10,08,733      80,48,926   7,90,58,475   2,01,25,172       4,51,95,637
     Other expenditure incurred
      overseas for software development  145,60,82,397   62,24,10,619 342,62,24,925 154,40,25,716     221,74,57,133
     ---------------------------------------------------------------------------------------------------------------

     1.2.7    Earnings in foreign exchange (on the receipts basis)

                                                                                                                 in Rs.
     -------------------------------------------------------------------------------------------------------------------
                                                Three months ended            Nine months ended              Year ended
                                                     Dec 31,                       Dec 31,                      Mar 31,
                                         -------------------------------------------------------------------------------
                                                   2000           1999            2000           1999              2000
     -------------------------------------------------------------------------------------------------------------------
     Income from software development
     services and products                437,33,71,715  216,85,95,849  1172,86,45,074  565,67,38,823     833,29,73,465
     Interest received on deposits with
     banks                                  4,93,37,030    4,63,87,145    10,69,20,563   13,19,57,503      18,42,65,368
     -------------------------------------------------------------------------------------------------------------------

     1.2.8    Depreciation on assets costing less than Rs. 5,000 each

     During the nine months ended December 31, 2000, the company charged depreciation at 100% in respect of assets costing less than Rs. 5,000 each, amounting to Rs. 21,85,52,260 (previous period Rs. 6,49,71,753). For the three months ended December 31, 2000 the charge is Rs. 11,81,34,465 (previous period Rs. 4,22,62,848) and for the previous year March 31, 2000 is Rs. 13,21,59,074.

     1.2.9    Exchange differences

                                                                                                             in Rs.
     ---------------------------------------------------------------------------------------------------------------
                                             Three months ended            Nine months ended             Year ended
                                                   Dec 31,                      Dec 31,                     Mar 31,
                                         ---------------------------------------------------------------------------
                                                  2000           1999          2000          1999              2000
     ---------------------------------------------------------------------------------------------------------------
     Gains on the translation of
     Foreign currency deposits             3,44,48,919    (61,25,835)   20,54,46,320   9,16,32,866       9,93,27,075
     Net realized and unrealized
     exchange gains - others               5,77,89,866   5,59,25,835    23,09,17,899  14,44,67,134       8,76,31,024
     ---------------------------------------------------------------------------------------------------------------
     Total net realized and unrealized
      gains                                9,22,38,785   4,98,00,000    43,63,64,219  23,61,00,000      18,69,58,099
     ---------------------------------------------------------------------------------------------------------------

     Total realized and unrealized exchange gains comprise, gains on the translation of foreign currency deposits which is classified as "other income" and net realized and unrealized exchange gains, which are classified as "Income from software development services and products-overseas".

     1.2.10   Research and development expenditure

                                                                                                             in Rs.
     ---------------------------------------------------------------------------------------------------------------
                                             Three months ended           Nine months ended              Year ended
                                                  Dec 31,                      Dec 31,                      Mar 31,
                                         ---------------------------------------------------------------------------
                                                 2000          1999            2000          1999              2000
     ---------------------------------------------------------------------------------------------------------------
     Capital                                73,00,838            --     1,41,29,064            --         15,27,500
     Revenue                              3,87,87,821   2,27,65,340    11,04,47,197   6,16,17,330       8,07,35,940
     ---------------------------------------------------------------------------------------------------------------
     Total research and development
     expenses                             4,60,88,659   2,27,65,340    12,45,76,261   6,16,17,330       8,22,63,440
     ---------------------------------------------------------------------------------------------------------------

     1.2.11   Provision for contingencies

     The company had instituted a contingency plan effective October 1, 1998 and made a total provision of Rs. 9,99,00,000 to meet any possible disruption in client support due to the Year 2000 impact on the technology and communication infrastructure provided to the company by its vendors. For the year ended March 31, 2000, Rs. 2,42,29,154 was spent towards the Year 2000 transition effort, which was set off against the provision and the remainder of Rs. 7,56,70,846 was written back to the profit and loss account.

     1.2.12   Provision for e-inventing the company

     The company made a provision of Rs. 3,50,00,000 for the quarter ended September 30, 1999 towards e-inventing the company. Until March 31, 2000 the company had incurred Rs. 3,10,99,023 towards e-inventing Infosys, which was set-off against the provision earlier made. The remainder of Rs. 39,00,977 was incurred and set-off against this provision during the first quarter of the current year.

     1.2.13   Unearned revenue

     Unearned revenue as of December 31, 2000 amounting to Rs. 49,62,20,659 (previous period Rs. 23,11,41,772 and previous year Rs. 17,56,71,963) primarily consists of client billings on fixed-price, fixed-time-frame contracts for which the related costs have not yet been incurred.

     1.2.14   Dues to small-scale industrial undertakings

     As of December 31, 2000, the company had no outstanding dues to small-scale industrial undertakings (previous period Rs. nil; previous year Rs. nil).

     1.2.15 Balance of unutilized money raised by issue of American Depositary Shares

     During the year ended March 31, 1999, Infosys made an Initial Public Offering of American Depositary Shares ("ADS"), of US$ 70,380,000, equivalent to Rs. 296,86,00,000. The issue proceeds net of expenses of Rs. 19,68,00,000 were entirely utilized as of the balance sheet date. The unutilized ADS proceeds as at December 31, 2000 is Rs. nil (Rs. 140,99,00,000 as at December 31, 1999 and March 31, 2000).

     1.2.16   Stock option plans

     The company currently has three stock option plans. These are summarized below.

     1994 Stock Option Plan ("the 1994 Plan")

     As of December 31, 2000, options to acquire 3,32,200 shares are outstanding with the employees under the 1994 Plan. These options were granted at an exercise price of Rs. 50 per option. Additionally, the number of shares earlier issued to employees subject to lock-in-period is 16,74,800 shares.

     1998 Stock Option Plan ("the 1998 Plan")

     The company's 1998 Stock Option Plan ("the 1998 Plan") provides for the grant of non-statutory stock options and incentive stock options to employees. The 1998 Plan was approved by the Board of Directors in December 1997 and by the company's shareholders in January 1998. The Government of India approved the 1998 Plan, subject to a limit of 14,70,000 equity shares representing 29,40,000 ADSs to be issued under the plan. A total of 16,00,000 equity shares corresponding to 32,00,000 ADSs are currently reserved for issue pursuant to the 1998 Plan. These options may be issued at an exercise price that is not less than 90% of the fair market value of the underlying equity share on the date of the grant. The 1998 Plan will terminate in January 2008, unless terminated earlier. All options under the 1998 Plan are exercisable for ADSs representing equity shares. A committee of the Board of Directors administers the 1998 Plan.

     ---------------------------------------------------------------------------------------------------------------
     Number of options granted,              Three months ended           Nine months ended              Year ended
     exercised and forfeited                      Dec 31,                      Dec 31,                      Mar 31,
                                         ---------------------------------------------------------------------------
                                                 2000          1999            2000          1999              2000
     ---------------------------------------------------------------------------------------------------------------
     Options outstanding,
     Beginning of period/year                8,71,466      4,19,000        6,89,500      4,19,000          4,19,000
     Granted                                   80,800      2,32,000        3,12,800      2,32,000          2,94,300
     Exercised                                  1,400            --           2,734            --            23,800
     Forfeited                                  6,200            --          54,900            --                --
     ---------------------------------------------------------------------------------------------------------------
     Options outstanding,
     end of period/year                      9,44,666      6,51,000        9,44,666      6,51,000          6,89,500
     ---------------------------------------------------------------------------------------------------------------
     Weighted average                       US$ 86.67     US$ 42.84       US$ 86.67     US$ 42.84         US$ 58.53
     Exercise price                        (Rs. 4,046)   (Rs. 1,863)     (Rs. 4,046)   (Rs. 1,863)       (Rs. 2,552)
     ---------------------------------------------------------------------------------------------------------------

     1999 Stock Option Plan ("the 1999 Plan")

     In fiscal 2000, the company instituted the 1999 Plan. The shareholders and the Board of Directors approved the 1999 Plan in June 1999. The 1999 Plan provides for the issue of 66,00,000 equity shares to the employees. The 1999 Plan is administered by a Compensation Committee comprising a maximum of seven members, the majority of whom are independent directors on the Board of Directors. Under the 1999 Plan, options will be issued to employees at an exercise price, which shall not be less than the Fair Market Value. Fair Market Value is the closing price of the company's shares in the stock exchange where there is the highest trading volume on a given date and if the shares are not traded on that day, the closing price on the next trading day.
     Under the 1999 Plan, options may be issued to employees at exercise prices that are less than Fair Market Value only if specifically approved by the members of the company in a general meeting.

     ---------------------------------------------------------------------------------------------------------------
     Number of options granted,              Three months ended           Nine months ended              Year ended
      exercised and forfeited                     Dec 31,                      Dec 31,                      Mar 31,
                                         ---------------------------------------------------------------------------
                                                 2000          1999            2000          1999              2000
     ---------------------------------------------------------------------------------------------------------------
     Options outstanding, beginning of
      period/year                           18,83,000            --       10,06,800            --                --
     Granted                                 1,78,200      9,53,200       11,32,300      9,53,200         10,14,500
     Exercised                                    500            --             500            --                --
     Forfeited                                 48,700         2,200        1,26,600         2,200             7,700
     ---------------------------------------------------------------------------------------------------------------
     Options outstanding, end of
     period/year                            20,12,000      9,51,000       20,12,000      9,51,000         10,06,800
     ---------------------------------------------------------------------------------------------------------------
     Weighted average exercise price        Rs. 5,512     Rs. 4,065       Rs. 5,512     Rs. 4,065         Rs. 4,268
     ---------------------------------------------------------------------------------------------------------------

     1.2.17 Pro-forma disclosures relating to the Employee Stock Option Plans ("ESOPs")

     The Securities and Exchange Board of India (SEBI) recently issued the (Employee Stock Option Scheme and Employee Stock Purchase Scheme) Guidelines, 1999 which is applicable to all stock option schemes established after June 19, 1999. In accordance with these guidelines, the excess of the market price of the underlying equity shares as of the date of the grant of the options over the exercise price of the options, including up-front payments, if any is to be recognized and amortized on a straight-line basis over the vesting period. All options under the 1998 and 1999 stock option plans have been issued at fair market value, hence there are no compensation costs.

     The company's 1994 stock option plan was established prior to the SEBI guidelines on stock options. Had the stock compensation costs for this stock option plan been determined as per the guidelines issued by SEBI, the company's reported net profit would have been reduced to the pro forma amounts indicated below.

                                                                                                             in Rs.
     -----------------------------------------------------------------------------------------------------------------
                                               Three months ended            Nine months ended             Year ended
                                                    Dec 31,                       Dec 31,                     Mar 31,
                                         -----------------------------------------------------------------------------
                                                  2000          1999            2000           1999              2000
     -----------------------------------------------------------------------------------------------------------------
     Net profit:
     - As reported                       166,33,07,490  73,78,54,793   447,13,92,818  200,10,19,434     293,51,56,665
     - Adjusted pro forma                160,39,26,704  68,17,38,506   429,74,13,557  183,51,84,658     271,34,60,717
     -----------------------------------------------------------------------------------------------------------------

     1.2.18   Provision for taxation

     The company's profits from export activities are partly deductible from taxable income. However, most of Infosys' operations are conducted through 100% Export Oriented Units ("EOU"), which are entitled to a tax holiday for a period of ten years from the date of commencement of operations. The Government of India amended the tax incentive available to companies operating through EOUs. The period of tax exemption available to such companies has been restricted to 10 consecutive years, commencing from the earlier of, the fiscal year in which the unit commences software development, and March 31, 2000. Additionally, export related tax deductions apart from the 100% EOU scheme earlier described are being phased out by fiscal 2004. The provision for taxation includes tax liabilities in India on the company's global income as reduced by exempt incomes and any tax liabilities arising overseas on income sourced from those countries.

     1.2.19   Cash and bank balances

     The cash and bank balances include interest accrued but not due on fixed deposits amounting to Rs. 1,80,15,245 for the nine month period ended December 31, 2000 (previous period Rs. 32,93,237 and previous year Rs. 94,92,514).

     1.2.20   Loans and advances

     "Advances recoverable in cash or in kind or for value to be received" mainly comprises prepaid travel and per-diem expenses and advances to vendors for current assets. Deposits with financial institutions and a body corporate comprise:

                                                                                                              in Rs.
     ----------------------------------------------------------------------------------------------------------------
                                                                 As at Dec 31,                    As at Mar 31,
                                                -----------------------------------------------------------------
                                                              2000               1999                      2000
     ----------------------------------------------------------------------------------------------------------------
     Deposits with financial institutions:

       Housing Development Finance
       Corporation Limited                            51,14,87,343       25,50,22,081               25,50,19,994
       ICICI Limited                                  50,91,88,495       18,10,98,742               25,75,52,742

     Deposits with body corporate:
       G E Capital Services India Limited             50,60,89,326       25,58,23,674               25,32,29,129
     ----------------------------------------------------------------------------------------------------------------
                                                     152,67,65,164       69,19,44,497               76,58,01,865
     ----------------------------------------------------------------------------------------------------------------

     The above amounts include interest accrued but not due amounting to Rs. 2,67,65,164 (corresponding previous period Rs. 1,19,44,497 and previous year Rs. 1,58,01,865).The financial institutions and the body corporate have AAA rating from Credit Rating and Information Services of India Limited ("CRISIL"). Mr. Deepak M Satwalekar, Director, is also the Director of HDFC. Mr. N R Narayana Murthy, Chairman and CEO, and Prof. Marti G. Subrahmanyam, Director, are also directors in ICICI Limited. Except as directors in these financial institutions, these persons have no direct interest in these transactions.

     1.2.21   Current liabilities

     Sundry creditors for other liabilities represent mainly the retention amounts payable to the vendors, and amounts accrued for various other operational expenses.

     1.2.22   Fixed assets

     The company has entered into lease-cum-sale agreements to acquire certain properties. In accordance with the terms of these agreements, the company has the option to purchase the properties outright at the expiry of the lease period. The company has already paid 99% of the value of the properties at the time of entering into the lease-cum-sale agreements. These amounts are disclosed as "Land -leasehold" under "Fixed assets" in the financial statements.

1.2.23   Transfer of intellectual property rights

During the first quarter of the current fiscal, the company transferred its intellectual property rights in Onscan - a web-focussed wireless-enabled notification product, to Onscan Inc., USA, a company incubated by Infosys as part of its ongoing effort to encourage and promote budding entrepreneurs among its employees. The product was transferred for a gross consideration of Rs. 8,93,40,000 (US$ 2 million), received as equity, preferred voting and preferred non-voting securities in Onscan Inc. The income arising out of the transfer of Rs. 5,49,44,000 (net of tax) is disclosed as an extraordinary item.

1.2.24   Investments

Purpleyogi Inc., USA

During the current quarter, the company made a strategic investment of Rs. 2,33,34,992 comprising 2,76,243 fully paid Series D Convertible Preferred Stock, par value of US$ 0.001 each, at US$ 1.81 each in Purpleyogi Inc., USA. Purpleyogi Inc. is a developer of infrastructure software for information management, related to empowering networks to enable next generation content management and enterprise knowledge management solutions.

M-Commerce Ventures Pte. Ltd., Singapore

Until December 31, 2000, the company has agreed to invest an aggregate amount of Singapore $ ("S$") 1,000,000 in M-Commerce Ventures Pte. Ltd ("MCV"), a Singapore based venture fund. As at December 31, 2000, the company made an investment of Rs. 1,84,47,700 (equivalent to S$ 700,000), and acquired 70 capital units in MCV. Each unit in MCV represents one ordinary share of S$ 1 each, issued at par, and nine redeemable preference shares at a par value of S$ 1 each, with a premium of S$ 1,110 per redeemable preference share. MCV is promoted by the Economic Development Board, Singapore and intends to focus on companies offering mobile portals, personal information management and messaging, bandwidth optimization and offer key enablers of m-commerce.

EC Cubed Inc., USA

During the current quarter, EC Cubed Inc., USA, one of the companies in which Infosys had made a strategic investment, filed for liquidation. Pending the conclusion of liquidation proceedings, the company has provided for the entire amount of investment amounting to Rs. 13,08,00,000 in its income statement.

Alpha Thinx Mobile Phone Services AG, Austria

During the second quarter of the current fiscal, the company invested Rs. 2,20,98,608 (equivalent to <128> 555,800) and acquired 27,790 bearer shares of nominal value <128> 1 each, at an issue price of <128> 20 per share in Alpha Thinx Mobile Phone Services AG ("Alpha Thinx"), a Vienna-based company. Alpha Thinx operates in the wireless Internet space and plans to host interactive services for mobile users across Europe.

Asia Net Media BVI Limited, the British Virgin Islands

During the second quarter of the current fiscal, the company invested Rs. 6,84,75,000 (equivalent to US$ 1,500,000) and acquired 3,00,00,000 Ordinary
Shares of par value US$ 0.01 each, at an issue price of US$ 0.05 per Ordinary Share in Asia Net Media BVI Limited ("Asia Net"). Asia Net intends to leverage under-exploited offline brands in media and entertainment by delivering them through online channels and to establish a synergistic network of companies in this space.

CiDRA Corporation, USA

During the first quarter of the current fiscal, the company made a strategic investment of Rs. 13,40,08,660 comprising 33,333 fully paid Series D Convertible Preferred Stock, par value of US$ 0.01 each, at US$ 90 each in CiDRA Corporation, USA. CiDRA Corporation is a developer of photonic devices for high-precision wavelength management and control for next-generation optical networks.

1.2.25   Segment reporting

The company's operations predominantly relate to providing IT services, which is delivered to globally located customers. The accounting principles that have been consistently used to record revenue, expenditure, assets and liabilities in the individual segments are as set out in the note on significant accounting policies. While the primary segment reporting is already set out in detail in the company's balance sheet, statement of profit and loss and the various schedules and notes thereto, the secondary disclosures in relation to Revenues are as follows:

                                                                                                           in Rs.
-------------------------------------------------------------------------------------------------------------------
                                Three months ended Dec 31,         Nine months ended Dec 31,             Year ended
                                                                                                            Mar 31,
                             --------------------------------------------------------------------------------------
                                    2000              1999              2000             1999              2000
-------------------------------------------------------------------------------------------------------------------
     North America             401,92,65,784     182,73,81,277    1027,74,30,757    493,56,33,001     713,27,33,054
     Europe                    101,07,66,302      26,80,13,811     243,08,05,236     85,56,72,711     129,09,73,822
     Rest of the world          32,85,91,803      19,25,10,236      84,07,03,516     39,23,29,074      52,40,04,100
     India                      15,67,92,365       4,73,25,253      32,96,29,820     17,10,21,495      26,69,37,092
-------------------------------------------------------------------------------------------------------------------
     Total                     551,54,16,254     233,52,30,577    1387,85,69,329    635,46,56,281     921,46,48,068
-------------------------------------------------------------------------------------------------------------------

Certain expenses such as personnel costs, communication, depreciation on plant and machinery, etc., which form a significant component of total expenses, have not being specifically allocated to these geographical segments as the underlying services are used inter-changeably between reportable segments. Management believes that it is not practicable to provide segment disclosures relating to segment costs and expenses, and consequently segment profits or losses, since detailed allocation is presently unfeasible. Moreover, the fixed assets used in the company's business or the liabilities contracted have not been identified to any particular reportable segment as the fixed assets and services can be used inter-changeably amongst segments. Accordingly, management believes that it is currently not practicable to provide segment disclosures relating to total assets since a meaningful segregation of the available data among the various geographic segments is onerous.

1.2.26   Related party transactions

The company entered into related party transactions during the nine months with Yantra Corporation, USA, the subsidiary of the company and key management personnel.

The transactions with Yantra comprise sales of Rs. 15,76,72,000 during the nine months ended December 31, 2000. The corresponding amounts for the nine months ended December 31, 1999 and the year ended March 31, 2000 were Rs. 7,77,25,748 and Rs. 11,40,18,372 respectively. The amount due by Yantra to the company as at December 31, 2000 was Rs 1,87,57,679 (December 31, 1999 - Rs 1,00,84,800 and March 31, 2000 - nil).

Key management personnel are non-director officers of the company, who have the authority and responsibility for planning, directing and controlling the activities of the company. The table below represents details of the dues to the company by the non-director officers of the company:

                                                                                                              in Rs.
     ----------------------------------------------------------------------------------------------------------------
                                                        Nine months ended Dec 31,          Year ended Mar 31,
                                                     ---------------------------------------------------------------
                                                              2000               1999                    2000
     ----------------------------------------------------------------------------------------------------------------
     Amount due as at end of period/year                    71,07,809        1,66,40,680             1,35,08,825
     Maximum amount due during the period/year            2,34,98,527        1,86,66,659             2,29,89,747

1.2.27   Provisions for doubtful debts

Periodically management evaluates all customer dues to the company for collectibility. The need for provisions is assessed based on various factors including collectibility of specific dues, risk perceptions of the industry in which the customer operates and general economic factors, which could effect the customer's ability to settle. The company normally provides for debtor dues outstanding for 180 days or longer. In the nine months ended December 31, 2000, the company provided for doubtful debts of Rs. 5,31,11,414 (previous period Rs. nil and previous fiscal year Rs. nil) for dues from certain customers although the outstanding amounts were under 180 days old, since the amounts were considered doubtful of recovery. Management continues pursuing the parties for recovery of the dues, in part or full.

Statement of Cash Flows
----------------------------------------------------------------------------------------------------------------------
                                                                                                                      in Rs.
---------------------------------------------------------------------------------------------------------------------------------
                                                         Quarter ended Dec 31,         Nine months ended Dec 31,
                                                 -------------------------------------------------------------------   Year ended
                                                           2000            1999            2000            1999       Mar 31, 2000
----------------------------------------------------------------------------------------------------------------------------------
Cash flows from operations
Profit before tax                                    185,83,07,490    83,98,54,793   492,60,48,818   227,80,19,434   325,64,85,819
Non-operating income                                 (14,13,12,785)   (6,26,62,058)  (47,80,59,463)  (28,14,43,096)  (36,62,06,181)
Profit on sale of fixed assets                           (7,87,388)      (4,06,879)      (7,87,388)      (8,70,656)      (8,73,015)
Provision for long-term investments                   13,08,00,000              --    13,08,00,000              --              --
Increase (decrease)in provision for contingencies               --    (1,05,17,012)             --     2,27,82,988    (6,66,00,000)
Increase (decrease) in provision for e-inventing
the company                                                     --    (2,08,21,326)     (39,00,977)    1,41,78,674       39,00,977
Depreciation, depletion and amortization              33,01,92,680    14,47,99,080    74,99,31,944    34,52,40,998    53,23,27,389
Decrease (increase) in sundry debtors                (60,90,55,865)   (4,88,85,406) (167,78,43,358)  (53,84,06,785)  (51,65,92,828)
Decrease (increase) in loans and advances             (8,27,15,875)   (9,21,43,936)  (21,45,10,572)  (26,95,41,820)  (41,49,70,588)
Increase (decrease) in current liabilities and
provisions                                            (1,40,20,268)     (70,61,317)   74,78,95,908    17,00,06,537    42,26,37,450
Income taxes paid                                    (31,31,33,686)  (11,69,30,617)  (63,56,65,477)  (25,53,68,098)  (35,53,53,877)
----------------------------------------------------------------------------------------------------------------------------------
Net cash from operations                             115,82,74,303    62,52,25,322   354,39,09,435   148,45,98,176   249,47,55,146
----------------------------------------------------------------------------------------------------------------------------------
Cash flows from financing
Proceeds from conversion of options                      72,13,119              --       82,14,625              --     1,76,25,277
Expenses relating to issue of American Depositary
Shares (ADS)                                                    --      (21,00,000)             --    (2,26,30,090)   (2,35,06,514)
Expenses relating to issue of ADS linked stock                                                                        (1,01,93,113)
options                                                         --              --              --              --
Dividends paid (including dividend tax)              (20,17,61,670)  (11,01,21,102)  (42,20,05,883)  (19,92,57,109)  (19,92,57,109)
----------------------------------------------------------------------------------------------------------------------------------
Net cash used for financing                          (19,45,48,551)  (11,22,21,102)  (41,37,91,258)  (22,18,87,199)  (21,53,31,459)
----------------------------------------------------------------------------------------------------------------------------------
Cash flows from investing
Income from investments                               10,68,10,037     6,87,87,893    27,26,13,143    18,98,10,230    26,68,79,106
Proceeds of sale of fixed assets                         18,31,825        4,06,879       20,69,586        9,78,588       10,20,400
Purchases of fixed assets                           (125,15,71,385)  (46,98,20,540) (325,00,86,025) (106,74,37,021) (159,87,03,617)
Long-term investments                                 (3,67,46,692)             --   (26,63,64,960)             --   (13,08,00,000)
----------------------------------------------------------------------------------------------------------------------------------
Net cash used for investing                         (117,96,76,215)  (40,06,25,768) (324,17,68,256)  (87,66,48,203) (146,16,04,111)
----------------------------------------------------------------------------------------------------------------------------------
Effect of exchange differences on translation of
foreign currency deposit maintained abroad             3,44,48,919      (61,25,835)   20,54,46,320     9,16,32,866     9,93,27,075
Total increase (decrease) in cash and cash
equivalents during the period                        (18,15,01,544)   10,62,52,617     9,37,96,241    47,76,95,640    91,71,46,651
Cash and cash equivalents at the beginning of the
period                                               535,90,35,380   453,80,33,967   508,37,37,595   416,65,90,944   416,65,90,944
----------------------------------------------------------------------------------------------------------------------------------
Cash and cash equivalents at the end of the period   517,75,33,836   464,42,86,584   517,75,33,836   464,42,86,584   508,37,37,595
----------------------------------------------------------------------------------------------------------------------------------

Note: During the nine months ended December 31, 2000, the company transferred intellectual property rights in Onscan- a web focussed wireless-enabled notification product, to Onscan Inc., USA, a company incubated by Infosys as part of its ongoing effort to encourage and promote enterpreneurs amongst its employees. The product was transferred for a gross consideration of Rs. 8.93 crore (US$ 2 million) received as equity, preferred voting and preferred non-voting securities in Onscan Inc. and accordingly, is not considered in these statements of cash flows.


These are the Cash Flow Statements
referred to in our report of even
date.
for Bharat S Raut & Co.
Chartered Accountants
Balaji Swaminathan                   N. R. Narayana Murthy           Nandan M. Nilekani              Deepak M. Satwalekar
Partner                              Chairman and                    Managing Director, President    Director
                                     Chief Executive Officer         and Chief Operating Officer

Ramesh Vangal                        Marti G. Subrahmanyam           Philip Yeo                      Jitendra Vir Singh
Director                             Director                        Director                        Director

 Omkar Goswami                       S. Gopalakrishnan               K. Dinesh                       S. D. Shibulal
Director                             Deputy Managing Director        Director                        Director

T. V. Mohandas Pai                   Phaneesh Murthy                 Srinath Batni                   V. Viswanathan
Director and Chief Financial         Director                        Director                        Company Secretary
Officer
Bangalore
January 9, 2001

Statement of Cash Flows
-----------------------------------------------------------------------------------------------------------------------
                                                                                                                           in Rs.
-----------------------------------------------------------------------------------------------------------------------------------
                                                        Quarter ended Dec 31,        Nine months ended Dec 31,
                                             --------------------------------------------------------------------   Year ended
                                                              2000            1999         2000          1999      Mar 31, 2000
------------------------------------------------------------------------------------------------------------------------------------
 Reconciliation of Balance Sheet items with
 cash flow items
     Non-operating income
     As per Profit and Loss Account                   14,47,31,965     7,11,00,819    49,16,27,114   30,48,32,499    39,14,11,095
     Less: Income from operating activities             (26,31,792)     (80,31,882)   (1,27,80,263)  (2,25,18,747)   (2,43,31,899)
           Profit on sale of fixed asset
           considered separately                         (7,87,388)      (4,06,879)      (7,87,388)     (8,70,656)      (8,73,015)
----------------------------------------------------------------------------------------------------------------------------------
     Balance considered for preparing the cash
     flow statement                                   14,13,12,785     6,26,62,058    47,80,59,463   28,14,43,096    36,62,06,181
---------------------------------------------------------------------------------------------------------------------------------
     Loans and advances
     As per Balance sheet                            355,39,12,507   178,21,08,869   355,39,12,507  178,21,08,869   210,12,77,161
     Less: Deposits with financial
           institutions/body corporate, included
           in cash equivalents                      (152,67,65,164)  (69,19,44,497) (152,67,65,164) (69,19,44,497)   76,58,01,865)
           Advance income taxes considered
           separately                               (102,12,57,828)  (44,42,14,197) (102,12,57,828) (44,42,14,197)  (54,40,96,353)
---------------------------------------------------------------------------------------------------------------------------------
     Balance considered for preparing the cash
     flow statement                                  100,58,89,515    64,59,50,175   100,58,89,515   64,59,50,175    79,13,78,943
---------------------------------------------------------------------------------------------------------------------------------
     Current liabilities and provisions
     As per Balance sheet                            256,89,45,135   124,22,62,447   256,89,45,135  124,22,62,447   165,97,02,419
     Less: Provision for taxation considered
           separately                               (101,15,11,740)  (50,61,23,365) (101,15,11,740) (50,61,23,365)  (62,60,19,742)
           Provision for dividend considered
           separately                                           --              --              --             --   (19,84,18,210)
           Provision for dividend tax considered
           separately                                           --              --              --             --    (2,18,26,003)
           Provision for contingencies                          --    (8,93,82,988)             --   (8,93,82,988)             --
           Provision for e-inventing the company                --    (1,41,78,674)             --   (1,41,78,674)     (39,00,977)
---------------------------------------------------------------------------------------------------------------------------------
     Balance considered for preparing the cash
     flow statement                                  155,74,33,395    63,25,77,420   155,74,33,395   63,25,77,420    80,95,37,487
---------------------------------------------------------------------------------------------------------------------------------
     Income taxes paid
     As per Profit and Loss Account                   19,50,00,000    10,20,00,000    50,96,00,000   27,70,00,000    39,70,00,000
     Add:  Provision for tax on sale of
           intellectual property rights                         --              --     3,43,96,000             --              --
           Decrease(increase) in balance in
           provision for taxes account                (5,69,47,253)  (10,14,38,084)  (38,54,91,998) (27,47,65,877)  (39,46,62,254)
           Increase(decrease) in balance in
           advance income tax account                 17,50,80,939    11,63,68,701    47,71,61,475   25,31,33,975    35,30,16,131
---------------------------------------------------------------------------------------------------------------------------------
     Balance considered for preparing the cash                                                                       35,53,53,877
     flow statement                                   31,31,33,686    11,69,30,617    63,56,65,477   25,53,68,098
---------------------------------------------------------------------------------------------------------------------------------
     Purchases of fixed assets
     As per Balance sheet                             69,62,40,707    32,04,12,874   221,85,33,772   65,39,65,870   117,79,35,912
     Add:  Closing capital work-in-progress          160,11,55,758    56,23,06,951   160,11,55,758   56,23,06,951    56,96,03,505
     Less: Opening capital work-in-progress         (104,58,25,080)  (41,28,99,285)  (56,96,03,505) (14,88,35,800)  (14,88,35,800)
---------------------------------------------------------------------------------------------------------------------------------
     Balance considered for preparing the cash
     flow statement                                  125,15,71,385    46,98,20,540   325,00,86,025  106,74,37,021   159,87,03,617
---------------------------------------------------------------------------------------------------------------------------------
     Cash and cash equivalents
     As per Balance sheet                            365,07,68,672   395,23,42,087   365,07,68,672  395,23,42,087   431,79,35,730
     Add:  Deposits with financial
           institutions/body corporate considered
           herein                                    152,67,65,164    69,19,44,497   152,67,65,164   69,19,44,497    76,58,01,865
---------------------------------------------------------------------------------------------------------------------------------
     Balance considered for preparing the cash
     flow statement                                  517,75,33,836   464,42,86,584   517,75,33,836  464,42,86,584   508,37,37,595
---------------------------------------------------------------------------------------------------------------------------------


These are the Cash Flow Statements referred
to in our report of even date.
for Bharat S Raut & Co.
Chartered Accountants
Balaji Swaminathan                               N. R. Narayana Murthy         Nandan M. Nilekani            Deepak M. Satwalekar
Partner                                          Chairman and                  Managing Director, President  Director
                                                 Chief Executive Officer       and Chief Operating Officer

Ramesh Vangal                                    Marti G. Subrahmanyam         Philip Yeo                    Jitendra Vir Singh
Director                                         Director                      Director                      Director
 Omkar Goswami                                   S. Gopalakrishnan             K. Dinesh                     S. D. Shibulal
Director                                         Deputy Managing Director      Director                      Director

T. V. Mohandas Pai                               Phaneesh Murthy               Srinath Batni                 V. Viswanathan
Director and Chief Financial                     Director                      Director                      Company Secretary
Officer
Bangalore
January 9, 2001

At a glance - US GAAP

-------------------------------------------------------------------------------------------------------------------------------
                                                                                    US$ in millions, except as otherwise stated
-------------------------------------------------------------------------------------------------------------------------------
                                            Three months ended December 31     Nine months ended December 31         Year ended
                                          --------------------------------------------------------------------
                                                    2000              1999             2000             1999     March 31, 2000
-------------------------------------------------------------------------------------------------------------------------------
For the period

Revenues                                          114.91             52.16           293.11           139.83             203.44
Export revenues                                   113.22             51.69           289.34           138.25             200.54
Operating income                                   38.19             15.69            96.79            42.61              60.50
Net income                                         34.01             15.42            93.62            43.45              61.34
Operating income as a percentage of total
revenues                                           33.23%            30.08%           33.02%           30.47%             29.74%
Net income as a percentage of total
revenues                                           29.60%            29.56%           31.94%           31.07%             30.15%
Basic earnings per share                         $  0.52            $ 0.24       $     1.43        $    0.66         $     0.93
Dividend declared per equity share                    NA                NA       $     0.05        $    0.03         $     0.10
Capital investments                                25.64             10.87            66.78            23.84              35.93

At the end of the period

Total assets                                                                         304.50           195.18             219.28
Property, plant and equipment - net                                                   97.93            39.76              47.55
Cash and cash equivalents                                                            110.89           106.79             116.60
Working capital                                                                      156.94           131.30             137.94
Total debt                                                                               --               --                 --
Stockholders' equity                                                                 271.14           179.22             198.14
Common stock                                                                           8.59             8.59               8.59
Market capitalization                                                             12,205.15         21,825.8          13,609.67
-------------------------------------------------------------------------------------------------------------------------------

Note:

Market capitalization is calculated by considering the Indian market price for the shares outstanding at the period / year end.

Export Revenue
US$ in millions

 Year ended    Nine months ended   Nine months ended
Mar 31, 2000      Dec 31, 1999        Dec 31, 2000

  200.54             138.25              289.34


Total Revenue
US$ in millions

 Year ended    Nine months ended   Nine months ended
Mar 31, 2000      Dec 31, 1999        Dec 31, 2000

   203.44           139.83               293.11


Net Profit
US$ in millions

 Year ended    Nine months ended   Nine months ended
Mar 31, 2000      Dec 31, 1999        Dec 31, 2000

    61.34            43.45                93.62

Shareholder information
-----------------------------------------------------------------------------------------------------------------------
1.  Listing on stock exchanges         Bangalore Stock Exchange Ltd.
    in India at                        Stock Exchange Towers, No. 51, 1st Cross, J.C. Road, Bangalore - 560 027, India.
                                       Tel.: +91-80-299 5234, Fax: +91-80-299 5242

                                       The Stock Exchange, Mumbai
                                       Phiroze Jeejeebhoy Towers, Dalal Street, Mumbai - 400 001, India.
                                       Tel.: +91-22-265 5581, Fax: +91-22-265 8121

                                       National Stock Exchange of India Ltd.
                                       Trade World, Senapati Bapat Marg, Lower Parel, Mumbai - 400 013, India.
                                       Tel.: +91-22-497 2950, Fax: +91-22-491 4275 / 85

2.  Listing fees                       Paid for all the above stock exchanges for 2000-2001.

3.  Listing on stock exchanges         NASDAQ National Market in the United States
    outside India                      33 Whitehall Street, New York, NY-1004-4087
                                       Tel.: +1-212-709-2400, Fax: +1-212-709-2496

4.  Registered office                  Electronics City, Hosur Road, Bangalore - 561 229, India.
                                       Tel.: +91-80-852 0261, Fax: +91-80-852 0362
                                       Homepage: www.infy.com
                                                 ------------
5.  Stock market data relating to shares listed in India

    a. The company's market capitalization is included in the computation of the BSE-30 Sensitive Index (Sensex), the BSE Dollex and S&P CNX NIFTY
        Index.

    b. Monthly high and low quotations as well as the volume of shares traded at Mumbai, National and Bangalore Stock Exchanges for the three-month period ended December 31, 2000 are:

------------------------------------------------------------------------------------------------------------------------------
                               BSE                                   NSE                               BgSE
                  --------------------------------------------------------------------------------------------------------
                    High       Low        Volume         High        Low       Volume        High       Low      Volume
                     Rs.       Rs.         Nos.           Rs.        Rs.        Nos.          Rs.       Rs.       Nos.
------------------------------------------------------------------------------------------------------------------------------
October               7,714      6,102    1,41,69,566       7,725     6,120    1,57,50,857     7,700     6,110     59,794

November              8,042      7,150    1,08,26,217       8,014     7,160    1,28,90,086     8,025     7,150     47,303

December              7,680      5,416    1,51,85,245       8,042     5,422    1,67,18,910     7,872     5,411     45,266
------------------------------------------------------------------------------------------------------------------------------
Total                                     4,01,81,028                          4,53,59,853                       1,52,363

% of volume traded to
average shares outstanding
for the period                                  62.71%**                             70.80% **                       0.24% **
------------------------------------------------------------------------------------------------------------------------------

** The number of shares outstanding is 6,40,69,300. The equity shares underlying the American Depositary Shares (ADSs) have been excluded for the purpose of this calculation.

  6. Par value of equity shares                  Rs. 5 each fully paid-up

  7. Share transfers in physical form            Karvy Consultants Limited
     and other communication regarding           Registrars and Share Transfer Agents
     share certificates, dividends,              T.K.N. Complex, No. 51/2, Vanivilas Road,
     change of address, etc., in India           Opp. National College, Basavanagudi,
     may be addressed to                         Bangalore - 560 004, India.
                                                 Tel.: +91-80-662 1184/92/93, Fax: +91-80-662 1169
                                                 E-mail: bangalore@karvy.com

  8. Share transfer system

     Shares sent for physical transfer are generally registered and returned within a period of 15 days from the date of receipt, if the documents are clear in all respects. The share transfer committee of the company meets as often as required.

     The total number of shares transferred in physical form during the three-month period ended December 31, 2000 was 1,500 (previous year - 18,110). 100.00% of transfers (previous year - 96.08%) were completed within 10 days.

     ------------------------------------------------------------------------------------------------------------------
                                       Three-month period ended December 31,
     ------------------------------------------------------------------------------------------------------------------
                                        2000                                            1999
     ------------------------------------------------------------------------------------------------------------------
     Transfer                  No. of           No. of                       No. of           No. of
     period            transferees (folios)     shares         %     transferees (folios)     shares          %
     in days                New     Existing                              New      Existing
     ------------------------------------------------------------------------------------------------------------------
         1 - 10               4        --        1,500   100.00             29       12       17,400      96.08
        11 - 15              --        --           --       --              1        1          110       0.61
        16 - 20              --        --           --       --             --       --           --         --
     * 21 and above          --        --           --       --              1        1          600       3.31
     ------------------------------------------------------------------------------------------------------------------
                              4        --        1,500   100.00             31       14       18,110     100.00
     ------------------------------------------------------------------------------------------------------------------

      * Delays beyond 21 days were due to compliance with legal requirements

9.   Investors' services - complaints received during

     ------------------------------------------------------------------------------------------------------------------
                                                                     Three-month period ended December 31,
     ------------------------------------------------------------------------------------------------------------------
       Nature of complaints                                            2000                       1999
     ------------------------------------------------------------------------------------------------------------------
                                                             Received   Attended to      Received   Attended to
     ------------------------------------------------------------------------------------------------------------------
      1. Non-receipt of share certificates                         --            --            --            --
      2. Non-receipt of bonus shares/split shares                   1             1             3             3
      3. Letters from Stock Exchanges, SEBI, etc.                  --            --            --            --
      4. Non-receipt of dividend                                   21            21            19            19
     ------------------------------------------------------------------------------------------------------------------
                                                                   22            22            22            22
     ------------------------------------------------------------------------------------------------------------------

     The company has attended to most of the investors' grievances/correspondence within a period of 10 days from the date of receipt of the same, during the three-month period ended December 31, 2000 except in cases of disputes or legal impediments.

 10. Legal proceedings

     The company is responding to various petitions, relating to the title to its shares, filed by certain parties. These are unlikely to have a significant effect on the affairs of the company.

 11. Distribution of shareholding as on December 31

     ------------------------------------------------------------------------------------------------------------------
                                             2000                                        1999
     ------------------------------------------------------------------------------------------------------------------
     No. of equity           No. of    % of         No. of    % of       No. of     % of       No. of      % of
     shares held             share-   share-        shares   share-      share-   share-       shares    share-
                            holders  holders                holding     holders  holders            #   holding
     ------------------------------------------------------------------------------------------------------------------
             1 -    100      64,159    83.93      8,50,963     1.33      12,098    57.17     5,82,144      0.91
           101 -    200       2,710     3.55      4,48,303     0.70       2,294    10.84     8,63,548      1.35
           201 -    500       3,172     4.15     11,13,906     1.74       2,800    13.23    20,84,142      3.25
           501 -   1000       2,673     3.50     19,76,590     3.09       2,071     9.79    31,17,150      4.87
          1001 -   5000       2,953     3.86     61,51,441     9.60       1,395     6.59    57,83,822      9.03
          5001 -  10000         331     0.43     23,48,692     3.67         208     0.98    29,93,362      4.67
         10001 and above        440     0.58   5,02,83,733    78.47         297     1.40  4,80,14,342     74.94

      Shares in transit in NSDL   -        -      8,95,672     1.40           -        -     6,30,290      0.98
     ------------------------------------------------------------------------------------------------------------------
                             76,438   100.00   6,40,69,300   100.00      21,163   100.00  6,40,68,800    100.00

Equity shares 1 *20,83,267     1* 20,70,000
underlying ADSs
     ------------------------------------------------------------------------------------------------------------------
     Total                   76,439            6,61,52,567               21,164           6,61,38,800
     ------------------------------------------------------------------------------------------------------------------

     * Held by beneficial owners outside India.

     # Shares have been restated consequent to the 2-for-1 stock-split in February 2000.

12.  Categories of shareholders as on December 31

     ------------------------------------------------------------------------------------------------------------------
                                                     2000                                      1999
     ------------------------------------------------------------------------------------------------------------------
     Category                       No. of       Voting  No. of shares         No. of      Voting   No.of shares
                              shareholders strength (%)        held      shareholders strength (%)        held #
     ------------------------------------------------------------------------------------------------------------------
     Individuals                    72,110       25.17   1,66,49,341           19,698       25.84   1,70,92,256
     Companies                       3,139        2.24     14,80,588              988        1.52     10,03,608
     FIIs                              363       25.45   1,68,33,123              209       24.88   1,64,54,358
     OCBs and NRIs                     594        0.73      4,85,473              143        0.72      4,75,664
     Founders and their families        23       29.22   1,93,32,960               18       29.44   1,94,70,260
     Mutual Funds, Banks, FIs          209       12.69     83,92,143              107       13.52     89,42,364
     Shares in transit in NSDL           -        1.35      8,95,672                -        0.95      6,30,290
     Equity shares underlying            1*       3.15     20,83,267                1*       3.13     20,70,000
     American Depositary Shares
     ------------------------------------------------------------------------------------------------------------------
      Total                         76,439      100.00   6,61,52,567           21,164      100.00   6,61,38,800
     ------------------------------------------------------------------------------------------------------------------

     * Held by beneficial owners outside India.

     # Shares have been restated consequent to the 2-for-1 stock-split in February 2000.

 13. Shares under lock-in
     Employees Stock Offer Plan (ESOP) 1994
     Details of shares of par value of Rs. 5 each held by employees under the Employee Stock Offer Plan (ESOP) 1994 subject to lock-in are given below. These shares are also included in the categories of shareholders given in
     (12) above.

     No. of shares subject to lock-in as on December 31,
     ------------------------------------------------------------------------------------------------------------------
                                                        2000                                 1999
     ------------------------------------------------------------------------------------------------------------------
     Period of lock-in                     No. of shares   No. of employees   No. of shares #    No. of employees
     ------------------------------------------------------------------------------------------------------------------
     4-5 years                                         -                 -           7,84,600                1,042
     3-4 years                                  7,56,400             1,000           5,00,800                  341
     2-3 years                                  4,82,400               332           2,04,000                  151
     1-2 years                                  1,92,800               146           2,57,200                  105
     0-1 years                                  2,43,200               102           2,12,600                   74
     ------------------------------------------------------------------------------------------------------------------

     # Shares have been restated consequent to the 2-for-1 stock-split in February 2000.

     As on December 31, 2000, 540 employees hold rights to 3,32,200 shares of par value of Rs. 5 each which are subject to a lock-in of 3-4 years. Currently, 1,562 employees hold shares under the 1994 Stock Offer Plan. Shares subject to lock-in held by the employees will be transferred back to the ITL Employees Welfare Trust if such employees leave the services of the company before the vesting period. As on December 31, 2000, the ITL Employees Welfare Trust holds 2,44,800 shares of par value of Rs. 5 each. The 1994 Stock Offer Plan has since been terminated.

     Employees Stock Offer Plan (ESOP) 1998

     The company established the 1998 Stock Offer Plan, which provides for the grant of non-statutory stock options and incentive stock options to its employees. This plan was approved by the Board of Directors in December 1997 and by the shareholders in January 1998. The Government of India has approved the 1998 plan, subject to a limit of 14,70,000 equity shares of par value Rs. 5 each representing 29,40,000 ADSs to be issued under the plan. During the quarter ended December 31, 2000, options were granted to 36 employees to acquire 80,800 ADSs corresponding to 40,400 equity shares of par value Rs. 5 each. During the three-month period ended December 31, 2000, 4 employees exercised the options to acquire 1,400 ADSs corresponding to 700 equity shares of par value of Rs. 5 each. As of December 31, 2000, 194 employees hold options to acquire 9,44,666 ADSs corresponding to 4,72,333 equity shares of par value of Rs. 5 each. Details of the number of ADSs options granted and exercised are given below.

     No. of options granted and exercised

     -----------------------------------------------------------------------------------------------------------------
                                                         Granted                     Exercised
                                             ------------------------------------------------------------
                                                   No. of      ADSs Options           No. of              Balance ADSs
     Period                                     employees             (Net)        employees    ADSs           options
     -----------------------------------------------------------------------------------------------------------------
     Year ended March 31, 1999                          32         4,01,200               20   24,934         3,76,266
     Year ended March 31, 2000                          67         2,73,500                4    1,200         2,72,300
     Quarter ended June 30, 2000                        53         1,32,600               --       --         1,32,600
     Quarter ended September 30, 2000                   49           82,700               --       --           82,700
     Quarter ended December 31, 2000                    36           80,800               --       --           80,800
     ------------------------------------------------------------------------------------------------------------------
     Total                                                         9,70,800                    26,134         9,44,666
     ------------------------------------------------------------------------------------------------------------------

     Employees Stock Offer Plan (ESOP) 1999

     The 1999 plan was approved by the board of directors and the shareholders in June 1999 and was instituted in fiscal 2000. The plan provides for the issue of 66,00,000 equity shares of par value of Rs. 5 each to the employees. During the three-month period ended December 31, 2000, options were granted to 1,123 employees to acquire 1,78,200 equity shares of par value of Rs. 5 each. During the three-month period ended December 31, 2000, 7 employees exercised the option to acquire 500 shares of par value of Rs. 5 each. As on December 31, 2000, 8,047 employees hold options to acquire 20,12,000 shares of par value of Rs. 5 each. Details of options held by employees under the Employee Stock Offer Plan (ESOP) 1999 are given below.

     No. of options granted and forfeited

     -------------------------------------------------------------------------------------------------------------------
                      Period                          Granted (net)                 Exercised                  Balance
                                                  ------------------------------------------------------
                                                     No. of         No. of           No. of     No. of
                                                    employees      options         employees    options
     -------------------------------------------------------------------------------------------------------------------
     Year ended March 31, 2000                        1,161       9,55,100                 7      500         9,54,600
     Quarter ended June 30, 2000                      3,840       5,98,250                --       --         5,98,250
     Quarter ended September 30, 2000                 2,155       2,84,000                --       --         2,84,000
     Quarter ended December 31, 2000                  1,108       1,75,150                --       --         1,75,150
     -------------------------------------------------------------------------------------------------------------------
     Total                                                       20,12,500                        500        20,12,000
     -------------------------------------------------------------------------------------------------------------------

14.  Dematerialization of shares and liquidity

     Your company was the first in India to pay a one-time custodial fee of Rs.
     44.43 lakh to National Securities Depositary Limited (NSDL). Consequently, the company's shareholders do not have to pay depositary participants, the custodial fee charged by the NSDL on their holding. Over 98% of the company's shares are now held in electronic form.

 15. Financial calendar (tentative and subject to change)

       Financial results for the year ending March 31, 2001      April 11, 2001
       Annual General Meeting for the year ending March 31, 2001       May 2001

 16. Investors' correspondence in India                Any queries relating to the financial statements
     may be addressed to:                              of the company may be addressed to:

     The Company Secretary,                            Mr. T. V. Mohandas Pai,
     Investors' Service Cell,                          Director (F&A) and CFO,
     Infosys Technologies Ltd., Electronics City,      Infosys Technologies Ltd., Electronics City,
     Hosur Road, Bangalore - 561 229, India.           Hosur Road, Bangalore - 561 229, India.
     Tel.: +91-80-852 1518, Fax: +91-80-852 0362       Tel.: +91-80-852 0396, Fax: +91-80-852 0362

     (e-mail address: invest@infy.com)                 (e-mail address: mdpai@infy.com)

17.  Reuters code     - INFY.BO (BSE)        Bridge code    - IN;INF (BSE)         Bloomberg code     - INFO IN (BSE)
                      - INFY.NS (NSE)                       - IN;INFN (NSE)                           - NINFO IN (NSE)
                      - INFY.O (NASDAQ)                     - US;INFY (NASDAQ)

 18. Stock market data relating to American Depositary Shares (ADSs)

     a. ADS listed at                      NASDAQ National Market in the United
                                           States

     b. Ratio of ADS to equity shares      2 ADS for one equity share

     c. ADS symbol                         INFY

     d. The American Depositary Shares issued under the ADS program of the company were listed on the NASDAQ National Market in the United States on March 11, 1999. The monthly high and low quotations as well as the volume of ADSs traded at the NASDAQ National Market for the three-month period ended December 31, 2000 are:

        --------------------------------------------------------------------------------------------------
                                        High                          Low                     Volume
                              ----------------------------------------------------------------------------
                                 $             Rs.             $             Rs.               Nos.
        --------------------------------------------------------------------------------------------------
        October                  137.55           12,839       105.13            9,813           25,84,900
        November                 147.25           13,800       112.00           10,497           13,72,600
        December                 141.50           13,213        90.06            8,410           29,63,900
        --------------------------------------------------------------------------------------------------
        Total                                                                                    69,21,400
        --------------------------------------------------------------------------------------------------
     % of volume traded to total float                                                            166.12%*

     * 2 ADS = 1 equity share
     $ have been converted into Indian rupees at the monthly closing rates

e. Premium of American Depositary Shares over the shares traded on the Indian stock exchanges The ADS price considered for the comparison below is in $ and has been converted into Indian Rupees at the monthly closing rates.

                          [GRAPH APPEARS HERE]

                                                            ADS Premiun

                                    Price (INR)                                       % Premium

                                      15,000                                            80.00
                                                                                        70.00
                                      10,000                                            60.00
                                                                                        50.00
                                      5,000                                             40.00
                                                                                        30.00
                                          0                                             20.00
                                                                                        10.00
                                                                                         0.00

                 6-Oct  13-Oct  20-Oct  27-Oct  3-Nov    10-Nov  17-Nov  24-Nov   1-Dec   8-Dec   15-Dec  22-Dec  29-Dec
     Series 2   11037    11014  11854   12064   13133     11984   11715  12582   11562    11713    11532   9151    8614

     Series 1    7534     6517   7124    7201    7570      7738    7636   7583    7288     7392    7202    5812    5694

     Series 3   46.50    69.01  66.40   67.54   73.48     54.88   53.41  65.93   58.64    58.47   60.12   57.45   51.28

      * 2 ADS = 1 equity share                               (Source: Bloomberg)



     f. Investor correspondence in        P. R. Ganapathy
        the US may be addressed to        Investor Relations Officer
                                          Infosys Technologies Limited
                                          34760, Campus Drive,
                                          Fremont CA 94555, USA.
                                          Tel.: +1-510-742-3030, Mobile: +1-510-872-4412,
                                          Fax: +1-510-742-2930, E-mail: guns@infy.com
                                                                        -------------

     g. Name and address of the           Deutsche Bank A.G.
        depositary bank                   Corporate Trust and Agency Services
                                          4 Albany Street
                                          New York, NY 10006, USA.
                                          Tel.: +1-212-250-8500, Fax: +1-212-250-5644.
                                          Corporate Trust and Agency Services
                                          Deutsche Bank A.G.
                                          1 st Floor, Kodak House
                                          222, Dr. D. N. Road.
                                          Fort, Mumbai - 400 001, India.
                                          Tel.: +91-22-207 3262, Fax: +91-22-207 9614

     h. Name and address of the           ICICI Limited
        custodian in India                ICICI Towers
                                          Bandra Kurla Complex
                                          Mumbai - 400 051, India.
                                          Tel.: +91-22-653 1414, Fax: +91-22-653 1164/65.


Segment Information
-----------------------------------------------------------------------------------------------------------------------

                                                                                                       Rs. in lakhs
-------------------------------------------------------------------------------------------------------------------
Revenue by                     Quarter ended December 31,       Nine months ended December 31,           Year ended
                              ------------------------------------------------------------------
                                      2000               1999               2000            1999     March 31, 2000
-------------------------------------------------------------------------------------------------------------------
Geographical segments
North America                    40,192.66          18,273.82        1,02,774.31       49,356.35          71,327.35
Europe                           10,107.66           2,680.14          24,308.05        8,556.73          12,909.74
Rest of the world                 3,285.92           1,925.10           8,407.03        3,923.29           5,240.03
India                             1,567.92             473.25           3,296.30        1,710.20           2,669.36
-------------------------------------------------------------------------------------------------------------------
                                 55,154.16          23,352.31        1,38,785.69       63,546.57          92,146.48
-------------------------------------------------------------------------------------------------------------------
Business segments
Branded services                        --           1,395.24                 --        5,638.42           5,895.00
Products                          1,226.93             444.48           3,290.21        1,576.81           2,290.12
Software development and
maintenance                      52,479.91          20,801.59        1,30,579.21       53,283.03          80,047.26
Treasury                          1,447.32             711.00           4,916.27        3,048.31           3,914.10
-------------------------------------------------------------------------------------------------------------------
                                 55,154.16          23,352.31        1,38,785.69       63,546.57          92,146.48
-------------------------------------------------------------------------------------------------------------------

Note: Exchange differences arising on translation of foreign currency deposits kept abroad has been included under treasury.

Geographical segment - quarter ended December 31, 2000            Business segment - quarter ended December 31, 2000
------------------------------------------------------            --------------------------------------------------
India - 3%                                                                                             Treasury - 3%

Rest of the world - 6%                                                                                 Products - 2%

Europe - 18%

North America - 73%                                                                             Software development
                                                                                               and Maintenance - 95%

Ratio analysis

----------------------------------------------------------------------------------------------------------------------
                                                                Quarter ended       Nine months ended       Year ended
                                                                   Dec 31,               Dec 31,               Mar 31,
                                                              -------------------------------------------
                                                                  2000      1999         2000        1999         2000
----------------------------------------------------------------------------------------------------------------------
Ratios - Financial performance
Export revenue / total revenue (%)                               95.96     96.10        95.22       94.12        94.38
Domestic revenue / total revenue (%)                              1.42      0.86         1.23        1.08         1.37
Other income / total revenue (%)                                  2.62      3.04         3.55        4.80         4.25
Employee costs / total revenue (%)                               36.20     36.91        36.74       35.67        36.31
Administration expenses / total revenue (%)                       8.42      7.40         8.52        7.28         7.54
Operating expenses / total revenue (%)                           60.32     57.83        59.10       58.72        58.88
Depreciation / total revenue (%)                                  5.99      6.20         5.40        5.43         5.78
Tax / total revenue (%)                                           3.54      4.37         3.67        4.36         4.31
Tax / PBT (%)                                                    10.49     12.14        10.35       12.16        12.19
EBIDTA / total revenue (%)                                       39.68     42.17        40.90       41.28        41.12
PAT from ordinary activities / total revenue (%)                 30.16     31.60        31.82       31.49        31.03
PAT from ordinary activities / average net worth (%) (LTM)       52.17     47.60        52.17       47.60        40.63
ROCE (PBIT/Average capital employed) (%) (LTM)                   58.39     54.17        58.39       54.17        46.27
Return on invested capital (%)(LTM)                              97.29     99.95        97.29       99.95       111.68
Capital output ratio  (LTM)                                       1.60      1.48         1.60        1.48         1.31
Invested capital output ratio  (LTM)                              3.11      3.28         3.11        3.28         3.82

Ratios - Balance sheet
Debt-Equity ratio                                                                          --          --           --
Debtors turnover (Days)*                                                                   62          63           56
Current ratio                                                                            3.99        5.73         4.69
Cash and equivalents / total assets (%)                                                 41.06       61.01        61.00
Cash and equivalents / total revenue (%)  (LTM)                                         30.93       58.85        55.17
Depreciation / average gross block (%)  (LTM)                                           25.42       25.55        23.50
Technology investment / total revenue (%)  (LTM)                                         6.23        6.74         5.86

Ratios - Growth**
Export revenue (%)                                                 136        63          121          70           74
Total revenue (%)                                                  136        67          118          77           80
Operating expenses (%)                                             146        58          120          62           69
Operating profit (%)                                               122        80          116         104           98
Net profit (from ordinary activities) (%)                          125        95          121         123          115

Per - share data (Period End)
Earnings per share from ordinary activities (Rs.)                25.14     11.16        66.76       30.25        43.23
Earnings per share (including extraordinary items) (Rs.)         25.14     11.16        67.59       30.25        44.37
Cash earnings per share from ordinary activities (Rs.)           30.13     13.35        78.10       35.47        51.27
Cash earnings per share (including extraordinary items)          30.13     13.35        78.93       35.47        52.42
(Rs.)
Book value (Rs.)                                                                       190.63      115.08       125.97
Price / earning (LTM)                                                                   71.41      196.72       207.50
Price / cash earnings (LTM)                                                             60.64      163.77       174.96
Price / book value                                                                      29.87       62.85        71.21
EPS growth (%)                                                  125.27     89.47       120.69      115.76       115.07
PE / EPS Growth                                                   0.57      2.20         0.59        1.70         1.80
Dividend per share                                                  --        --         2.50        1.50         4.50
----------------------------------------------------------------------------------------------------------------------

* Annualized.
** Denotes growth compared with figures of the corresponding period in the previous year.
Note: The ratio calculations are based on Indian GAAP and have been adjusted for the stock split.
LTM - Last twelve months

Infosys Technologies Limited
---------------------------------------------------------------------------

United States

Addison
15305 Dallas Parkway
Suite 210
Addison, TX 75001
Tel.:  972 770 0450
Fax:  972 770 0490

Bellevue
10900 NE 4th St, #2300
Bellevue, WA 98004
Tel.:  425 990 1028
Fax:  425 990 1029

Berkeley Heights
Two Oak way
4/th/ Floor South Wing,
Berkeley Heights, NJ 07922
Tel.:  908 286 3100
Fax:  908 286 3125

Cranford
20 Commerce Drive
Cranford, NJ 07016
Tel.:  908 497 1710
Fax:  908 497 1770

Fremont
34760 Campus Drive
Fremont, CA 94555
Tel.:  510 742 3000
Fax:  510 742 3090

Lisle
2300 Cabot Dr. Suite 250
Lisle, IL 60532
Tel.:  630 482 5000
Fax:  630 505 9144

Marietta
1950 Spectrum Circle, #400
Marietta, GA 30067
Tel.:  770 857 4428
Fax:  770 857 2258

Newport Beach
4590 MacArthur Suite 500
Newport Beach, CA 92660
Tel.:  949 475 0196
Fax:  949 475 0198

Oakbrook Terrace
One Tower Lane, #1700
Oakbrook Terrace,
IL 60181
Tel.:  630 573 6050
Fax:  630 573 6051

Quincy
Two Adams Place
Quincy, MA 02169
Tel.:  781 356 3109
Fax:  781 356 3150

Troy
100 Liberty Center,
#200 West Big Beaver
Troy, MI 48084
Tel.:  248 524 0320
Fax:  248 524 0321

Australia

Melbourne
Level 7, 505 St. Kilda Road
Melbourne, Victoria 3004
Tel.:  61 3 9868 1607
Fax:  61 3 9868 1652
Fax:  61 3 9820 0777

Sydney
Level 4, 90 Mount Street,
North Sydney, NSW 2060
Tel.:  61 2 9954 0036
Fax:  61 2 8904 1344

UK
10/th/ Floor, Emerald House
7-15 Lansdowne Road
Croydon, Surrey
CR0 2BX
Tel.:  44 20 8774 3329
Fax:  44 20 8686 6631

France
12 av du Center,
Faubourg de l'Arche,
92419, Courbevoie Cedex
Paris
Tel.:  33 1 46 91 84 54
Fax:  33 1 46 91 88 00

Belgium
Dreve Richelle 161, Building N
1410 Waterloo, Brussels
Tel.:  322 352 8743
Fax:  322 352 8844

Canada
5140 Yonge Street
Suite 1400
Toronto, Ontario M2N 6L7
Tel.:  416 224 7420
Fax:  416 224 7449

Germany
TOPAS 2
Mergenthalerallee, 79-81
65760 Eschborn/Frankfurt
Tel.:  49 6196 920 2115
Fax:  49 6196 920 2320

Hong Kong
16F Cheung Kong Centre
2 Queen's Road Central
Central, Hong Kong
Tel.: 852 2297 2806
Fax:  852 2297 0066

Japan
4F Madre Matsuda Bldg.
4-13, Kioi-Cho,
Chiyoda-Ku
Tokyo 102-0094
Tel.:  81 3 3234 3597
Fax:  81 3 3239 3300

Sweden
Stureplan 4C, 4tr,
114 35, Stockholm
Tel.:  46 8 463 1112
Fax:  46 8 463 1114

India

Bangalore
Electronics City
Hosur Road, Bangalore 561 229
Tel.:  080 852 0261
Fax:  080 852 0362
Reddy Builiding
K-310, 1st Main, 5th Block
Koramangala, Bangalore 560 095
Tel.:  080 553 0392
Fax:  080 553 0391
Pavithra Complex, #1,27th Main, 2nd Cross, 1st Stage
BTM Layout, Bangalore 560 068
Tel.:  080 668 1755
Fax:  080 668 0181
Infosys Towers
No. 27, Bannerghatta Road, 3rd Phase J. P. Nagar, Bangalore 560 076
Tel.:  080 6588668
Fax:  080 6588676

Bhubaneswar
Plot #N-1/70, Nayapalli,
Adjoining Planetarium on
NH5, Post RRL,
Bhubaneswar 751 013
Tel.:  0674 584068 - 71
Fax:  0674 583991
Plot No. E/4 Infosys City
Chandaka
Bhubaneswar 751 014
Tel.:  0674 442 194

Chennai
1st & 2nd Floor,
Alexander Square,
35 Sardar Patel Road, Guindy,
Chennai 600 032
Tel.:  044 2300031- 40
Fax:  044 2300091
No. 138 Sholinganallur
Old Mahabalipuram Road
Chennai 600 119
Tel.:  044 496 4304
Archbishop Arokia Swamy Building
145, Santhome High Road
Mylapore (Santhome)
Chennai 600 004
Tel.:  044 4612021
Fax:  044 4956958

Hyderabad
#1Q3-A1, First Floor, Cyber Tower, Hitec City
Madhapur, Hyderabad 500 033
Tel.:  040 3100242
Fax:  040 3100243

Mangalore
#16/403 Star of Bombay Complex
3/rd/ Floor, Kankanady
Mangalore 575 002
Tel.:  0824 439401-7 & 434401-06
Fax:  0824 439430
Kuloor Ferry Road,
Kottara Cross, Mangalore 575 006
Tel.:  0824 451485-88
Fax:  0824 451504

Mohali (Chandigarh)
B100, Phase VIII, Industrial
Area, SAS Nagar
Mohali 160 059
Tel.:  0172 254191/92/ 94
Fax.:  0172 254193

Mumbai
85, `C', Mittal Towers,
8th Floor
Nariman Point, Mumbai 400 021
Tel.:  022 2846490
Fax:  022 2846489

Mysore
Sree Jayachamarajendra College of Engineering -
Science and Technology
Entrepreneurs Park (SJCE- STEP),
Manasagangothri
Mysore 570 006
Tel.:  0821 500001 - 06
Fax:  0821 511614

New Delhi
K30, Green Park Main, Behind Green Park Market
New Delhi 110 066
Tel.:  011 6514829/ 30
Fax:  011 6853366

Pune
3/rd/ Floor, 321/A/3 TPS III
Shankar Seth Road
Mahatma Phule Peth
Pune 411 042
Tel.:  0212 647420/21
Fax:  0212 648226
Plot #1, Infotech Park

MIDC
Hinjawadi, Taluka Mulshi,
Pune 411 027
Tel.:  02139 32801 - 03
Fax:  02139 32832


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Bankers                                      Visit Inosys at

ICICI Bank Limited                           www.infy.com
Bank of America


Company secretary                            Send e-mail to
V. Balakrishnan                              infosys@infy.com


Auditors

Bharat S Raut and Co.                        Call us at:
Chartered Accountants                        within the U.S
                                             1-800-ITL INFO

Independent auditors
(US GAAP)                                    outside the U.S

                                             91-80-853 0261

KPMG

(C) 2001 Infosys Technologies Limited, Bangalore, India
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Infosys acknowledges the proprietary rights in the trademarks and product names of other companies mentioned in this document.
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